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                                                                  EXHIBIT 4.7(d)


         SECOND AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT


         THIS SECOND AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT (this "Second Amendment to Loan Agreement" or this "Second Amendment") is entered into on November 30, 1997 between NBD Bank ("NBD" or "Bank"), as lender, with offices at 611 Woodward Avenue, Detroit, Michigan 48226; Universal Standard Healthcare, Inc., formerly known as Universal Standard Medical Laboratories, Inc., a Michigan corporation ("USML"); Universal Standard Healthcare of Michigan, Inc., formerly known as Universal Standard Managed Care of Michigan, Inc., a Michigan corporation ("Michigan Managed Care"); Universal Standard Healthcare of Ohio, Inc., formerly known as Universal Standard Managed Care of Ohio, Inc., an Ohio corporation ("Ohio Managed Care"); Universal Standard Healthcare of Delaware, Inc., formerly known as Universal Standard Managed Care, Inc., a Delaware corporation ("Delaware Managed Care"); T.P.A., Inc., a Michigan corporation ("Processing"); and A/R Credit, Inc., a Michigan corporation ("AR Credit"), all of whose addresses are 26500 Northwestern Highway, Southfield, Michigan 48076.


                                    RECITALS

   This Second Amendment to Loan Agreement is based on the following recitals ("Recitals"), which are incorporated into and made a part of this Second
Amendment:

                  1. USML, Delaware Managed Care, Ohio Managed Care, Michigan Managed Care, Processing, AR Credit (each, an "Obligor" and collectively, the "Obligors"), and NBD are parties to a Revolving Credit and Loan Agreement dated April 30, 1997, as amended by a First Amendment to Revolving Credit and Loan Agreement dated September 26, 1997 (as amended, and as may be further amended or restated from time to time, the "Loan Agreement"). In addition to the Loan Agreement, Bank and Obligors are parties to various other loan and security documents and guaranties more particularly described in or executed in connection with the Loan Agreement (which are defined as the "Loan Documents" in the Loan Agreement). Capitalized terms used but not defined in this Second Amendment have the same meanings given to those terms in the Loan Documents.

                  2. Obligors have requested that NBD enter into an approximate $541,000 lease transaction with Delaware Managed Care and that NBD purchase a lease contract entered into between USML and National Computer Resources, Inc. ("National Computer") in the approximate amount of $41,000 (collectively, the "Lease Transactions").

                  3. Obligors have requested and, subject to the terms hereof, Bank has agreed to amend the Loan Agreement as set forth in this Second Amendment.







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                                    AGREEMENT

         Based on the foregoing Recitals (which are incorporated herein as representations, warranties, acknowledgments and agreements of the parties, as the case may be) and for other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged by the parties hereto, Obligors and Bank agree as follows:

                  A. To evidence the Lease Transactions, Delaware Managed Care must execute and deliver to NBD the lease documents attached to this Second Amendment as Exhibit A and such related agreements as NBD may require and USML must execute and deliver to NBD the lease documents attached to this Second Amendment as Exhibit B and such related agreements as NBD may require (collectively, each, a "Lease Document" and together, the "Lease Documents").

                  B. The last sentence of the definition of "Advance" in Section
         1.1 of the Loan Agreement is amended to read as follows: "Loans and advances made under Section 2.3 and the Lease Transactions are not Advances."

                  C. The definition of "Loan Documents" in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

                  "Loan Documents" means this Agreement, the Notes, the Lease Documents, the documents and agreements delivered to the Bank in accordance with the Articles II and III of this Agreement, and all other agreements and documents or instruments now or hereafter executed by or on behalf of any one or more of the Obligors and delivered to Bank."

                  D. The definition of "Obligations" in Section 1.1 of the Loan Agreement is amended to provide that in addition to the obligations described therein, the term "Obligations" also includes all present and future obligations arising under or in connection with the Lease Transactions and the Lease Documents.

                  E. Any Event of Default under the Loan Documents is also a default under each of the Lease Documents.

                  F. Prior to or simultaneously with execution and delivery of this Second Amendment, Obligors must cause to be executed and delivered to Bank such financing statements, resolutions and other agreements that Bank may require to effectuate the transactions contemplated by this Second Amendment. Obligors must pay all costs and expenses (including attorneys' fees) incurred by Bank in connection with this Second Amendment.



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                  G. Obligors expressly acknowledge and agree that all
         collateral security and security interests, liens, pledges, guaranties, and mortgages heretofore or hereafter granted Bank including, without limitation, such collateral, security interests, liens, pledges, and mortgages granted under the Loan Documents, extend to and cover all of each Obligor's Obligations to Bank, now existing or hereafter arising including, without limitation, those arising in connection with this Second Amendment (including the Lease Transactions and the Lease Documents) and under all guaranty agreements now or in the future given by one or more of the Obligors in Bank's favor, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are ratified, reaffirmed, confirmed and approved.

                  H. From and after the date of this Second Amendment, references in the Loan Documents to the Loan Agreement are to be treated as referring to the Loan Agreement as amended by this Second Amendment.

                  I.       Obligors represent and warrant to the NBD that:

                           (1) (a) The execution, delivery and performance of this Second Amendment by the Obligors and all agreements and documents delivered by Obligors in connection with this Second Amendment have been duly authorized by all necessary corporate or other organizational action and does not and will not require any consent or approval of its stockholders or members, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation, articles of organization, or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it or its properties may be bound or affected.

                                    (b) No authorization, consent, approval,
                  license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Obligors of this Second Amendment and all agreements and documents delivered in connection with this Second Amendment.

                                    (c) This Second Amendment and all agreements
                  and documents delivered by Obligors in connection with this Second Amendment are the legal, valid and binding obligations of Obligors enforceable against each of them in accordance with the terms thereof.

                           (2) After giving effect to the amendments contained
                  in this Second Amendment, all of the representations and warranties contained in the Loan


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                  Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                           (3) Obligors's financial statements furnished to the
                  NBD, fairly present Obligors's financial condition as at such dates and the results of Obligors's operations for the periods indicated, all in accordance with generally accepted accounting principles applied on a consistent basis, and since the date of the last such financial statement there has been no material adverse change in such financial condition.

                           (4) No Default or Event of Default has occurred and
                  is continuing or will exist on the date of this Second Amendment under the Loan Agreement or any of the other Loan Documents.

                  J. The terms and provisions of this Second Amendment amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Second Amendment, all of the other terms and conditions of the Loan Agreement and the other Loan Documents (including all guaranties, which, without limitation, extend to and cover the Obligations arising in connection with the Lease Transactions and the Lease Documents) remain in full force and effect and are hereby ratified, reaffirmed, confirmed, and approved.

                  K. If there is an express conflict between the terms of this Second Amendment to Loan Agreement and the terms of the Loan Agreement or the other Loan Documents, the terms of this Second Amendment govern and control.

                  L. This Second Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument.

                  M. WAIVER OF JURY TRIAL AND ACKNOWLEDGMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD AND OBLIGORS EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN ANY OF THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF



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         JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED
         BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

NBD BANK


By:/s/ Robert B. Green
   -----------------------------
         Robert B. Greene
         First Vice President


UNIVERSAL STANDARD
HEALTHCARE, INC.


By: /s/ Alan S. Ker
   -----------------------------
         Alan S. Ker
         Vice President Finance and Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF MICHIGAN, INC.


By: /s/ Alan S. Ker
   -----------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF OHIO, INC.


By: /s/ Alan S. Ker
   -----------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF DELAWARE, INC.


By: /s/ Alan S. Ker
   -----------------------------
         Alan S. Ker, Treasurer


[Signatures continued on following page]



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[Signature continued from preceding page]


A/R CREDIT, INC.


By: /s/ Alan S. Ker
   -----------------------------
         Alan S. Ker, Treasurer


T.P.A., INC.


By: /s/ Alan S. Ker
   -----------------------------
         Alan S. Ker, Treasurer


Exhibit    A - Lease Documents
           B - National Computer Lease Documents



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